EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 17, 2003, relating to the consolidated financial statements, which appears in the EP MedSystems, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 17, 2003